Exhibit 23.2
[BDO LETTERHEAD]
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (SEC File Nos. 333-123401 and 333-115033), and on Form S-8 (SEC File Nos. 333-108672 and 333-108673) of VendingData Corporation of our Independent Audit Report dated 22 March, 2007 to the directors of Dolphin Advanced Technologies Pty Ltd which appears in Item 7 in this annual report on Form 10-KSB for the year ended 31 December, 2006.
/s/ BDO Kendalls Audit & Assurance (VIC)
(Formerly Horwath Melbourne)
BDO Kendalls Audit & Assurance (VIC)
(Formerly Horwath Melbourne)
Melbourne, 5th April 2007